UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

CVS HEALTH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 20, 2015, CVS Health Corporation, a Delaware corporation (the “Company”), issued and sold $2,250,000,000 aggregate principal amount of its 1.900% senior notes due July 20, 2018 (the “2018 Notes”), $2,750,000,000 aggregate principal amount of its 2.800% senior notes due July 20, 2020 (the “2020 Notes”), $1,500,000,000 aggregate principal amount of its 3.500% senior notes due July 20, 2022 (the “2022 Notes”), $3,000,000,000 aggregate principal amount of its 3.875% senior notes due July 20, 2025 (the “2025 Notes”), $2,000,000,000 aggregate principal amount of its 4.875% senior notes due July 20, 2035 (the “2035 Notes”) and $3,500,000,000 aggregate principal amount of its 5.125% senior notes due July 20, 2045 (the “2045 Notes”) (collectively, the “Notes”). The Notes were offered pursuant to the Company’s Registration Statement on Form S-3, File No. 333-205156, declared effective on July 2, 2015.

The Notes will be governed by and were issued pursuant to a Senior Indenture dated August 15, 2006 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Indenture”). The Company may issue additional senior debt securities from time to time pursuant to the Senior Indenture. The form of Senior Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 15, 2006 and shall be incorporated by reference into this report on Form 8-K. Forms of the Notes are filed as Exhibit 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 to this report on Form 8-K and are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of the 2018 Note

4.2 4.3 4.4 4.5 4.6	Form of the 2020 Note Form of the 2022 Note Form of the 2025 Note Form of the 2035 Note Form of the 2045 Note

5.1	Opinion of Shearman & Sterling LLP

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

By:	/s/ David M. Denton
David M. Denton Executive Vice President and Chief Financial Officer Dated: July 20, 2015

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